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                                                                     Exhibit 4.1

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                          Ordinary shares of 25p each

Certificate No.    Account No.    Transfer No.        Date      Number of Shares

                                                                   of 25p each


                                 [PEARSON LOGO}]

                                  PEARSON plc
        (Incorporated under the Companies Acts 1862 to 1893 - No. 53723)

                               THIS IS TO CERTIFY
           THAT THE UNDERMENTIONED IS/ARE THE REGISTERED HOLDER(S) OF
      ORDINARY SHARES OF TWENTY-FIVE PENCE EACH FULLY PAID IN PEARSON PLC,
      SUBJECT TO THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY.

Name(s) of Holder(s)                         Number of Shares of 25p each


                                     Given under the Common Seal of the Company.


       This certificate should be kept in a safe place. It will be needed when you sell or transfer the shares.
        The registrar's address is: Lloyds TSB Registrars, The Causeway,
          Worthing, West Sussex BN99 6DA, Telephone 0870 600 3986 and
             the relevant reference for correspondence is No. 383.
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                                                                          383-01

                        PEARSON plc
                        ORDINARY SHARES OF 25P EACH